      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1999


                                                      REGISTRATION NO. 333-59753
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                             ---------------------
                            INET TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             3661                            75-2269056
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. employer
  incorporation or organization)      Classification Code number)           identification number)

                                ELIE S. AKILIAN
                                   PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                            INET TECHNOLOGIES, INC.
                         1255 W. 15TH STREET, SUITE 600
                               PLANO, TEXAS 75075
                                 (972) 578-6100
                           FACSIMILE: (972) 578-6113
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        1255 WEST 15TH STREET, SUITE 600
                               PLANO, TEXAS 75075
                                 (972) 578-6100
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                                   Copies to:

             CARMELO M. GORDIAN, ESQ.                             KENNETH M. SIEGEL, ESQ.
              RONALD G. SKLOSS, ESQ.                               PAUL R. TOBIAS, ESQ.
             DAVID K. RICHARDSON, ESQ.                                ANN CRADY, ESQ.
          BROBECK, PHLEGER & HARRISON LLP                    WILSON SONSINI GOODRICH & ROSATI,
          301 CONGRESS AVENUE, SUITE 1200                        PROFESSIONAL CORPORATION
                AUSTIN, TEXAS 78701                                 650 PAGE MILL ROAD
                  (512) 477-5495                                PALO ALTO, CALIFORNIA 94304
             FACSIMILE: (512) 477-5813                                (650) 493-9300
                                                                 FACSIMILE: (650) 493-6811

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meaning assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................   $   33,162
NASD filing fee.............................................       11,742
Nasdaq National Market listing fee..........................       17,500
Printing and engraving expenses.............................      200,000
Legal fees and expenses.....................................      575,000
Accounting fees and expenses................................      375,000
Blue sky fees and expenses..................................       10,000
Transfer agent fees.........................................       15,000
Miscellaneous...............................................       12,596
                                                               ----------
          Total.............................................   $1,250,000
                                                               ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 ("Section 145") of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the registrant's Charter provides that, to the fullest extent permitted by the DGCL as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 11.1 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

     Prior to consummation of the offerings, the registrant will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

     Prior to consummation of the offerings, the registrant intends to obtain officers' and directors' liability insurance.

     Reference is made to Section 9 of the Underwriting Agreements filed as Exhibits 1.1 and 1.2 hereto, indemnifying the officers and directors of the registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since July 1, 1995, the registrant has issued and sold or otherwise transferred the below listed unregistered securities. These issuances were deemed exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act or Section 4(2) of the Securities Act.

     1. In March 1996, the registrant issued and sold 1,600,000 shares (net of repurchases) of its Common Stock to employees for an aggregate purchase price of $4,000 pursuant to exercises of options granted by the registrant.

     2. In February 1997, the registrant issued 50,000 shares of its Common Stock to William H. Mina as a bonus in connection with the commencement of his employment with the Company.

     3. In August 1998, the registrant issued and sold 15,000 shares of its Common Stock to the widow of a deceased employee for a purchase price of $9,000 pursuant to the exercise of an option granted by the registrant.

     4. The Company has from time to time granted stock options to employees. The following table sets forth certain information regarding such grants:

                                                              NUMBER      EXERCISE PRICE
                                                             OF SHARES      PER SHARE
                                                             ---------    --------------
     July 1, 1995 through June 30, 1996....................    50,000         $0.60
     July 1, 1996 through June 30, 1997....................   456,750          1.15
     July 1, 1997 through the date hereof..................   526,000          4.20

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


           1.1*           Form of U.S. Underwriting Agreement.
           1.2*           Form of International Underwriting Agreement.
           3.1*           Certificate of Incorporation.
           3.2            Amended and Restated Bylaws.
           4.1*           Specimen Common Stock certificate.
           4.2*           See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of the registrant defining the rights of holders of Common Stock.
           5.1*           Opinion of Brobeck, Phleger & Harrison LLP.
          10.1*           Lease dated as of May 1, 1996 by and among Pitman Partners,
                          Ltd., Rosewood Property Company and the registrant.
          10.2*           Loan Agreement dated as of June 26, 1997 by and between
                          NationsBank of Texas, N.A. and the registrant.
          10.3*           Inet Technologies, Inc. 1998 Stock Option/Stock Issuance
                          Plan.
          10.4*           Form of Indemnification Agreement between the registrant and each of its directors and executive officers.
          10.5*           Form of Registration Rights Agreement, dated as of July 17,
                          1998 by and among the registrant, Samuel S. Simonian, Elie
                          S. Akilian and Mark A. Weinzierl.
          10.6*           Renewal, Extension and First Amendment to Loan Agreement
                          entered into to be effective as of June 15, 1998 between the
                          Company and NationsBank, N.A.
          10.7*           Fourth Amendment to Office lease dated as of July 15, 1998 by and among Pitman Partners, Ltd., Rosewood Property
                          Company and the registrant.
          10.8*           Assumption and Modification Agreement, dated effective as of
                          July 16, 1998, between the registrant and NationsBank, N.A.
          21.1*           Subsidiaries of the registrant.
          23.1*           Consent of Ernst & Young LLP.
          23.2*           Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5.1).
          24.1*           Power of attorney pursuant to which amendments to this
                          registration statement may be filed (included on the
                          signature page in Part II hereof).
          27.1*           Financial data schedule for the period ended June 30, 1998.
          27.2*           Financial data schedule for the period ended June 30, 1997.

          27.3*           Financial data schedule for the period ended December 31,
                          1997.
          27.4*           Financial data schedule for the period ended December 31,
                          1996.
          27.5*           Financial data schedule for the period ended December 31,
                          1995.
          27.6*           Financial data schedule for the period ended December 31,
                          1998.
          27.7*           Financial data schedule for the period ended March 31, 1999.
          27.8*           Financial data schedule for the period ended March 31, 1998.
          99.2*           Consent of James R. Adams.
          99.3*           Consent of Grant A. Dove.


---------------

 * Previously filed.

     (b) Financial Statement Schedules:

     The following financial statement schedule of the Company is included in
Part II of this registration statement:

                                                              PAGE
                                                              ----
Report of Independent Auditors on Financial Statement
  Schedule..................................................  S-1
Schedule II -- Valuation and Qualifying Accounts............  S-2

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS.

     The registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the DGCL, the Certificate of Incorporation or the Bylaws of the registrant, the Underwriting Agreement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on this 1st day of June 1999.


                                          INET TECHNOLOGIES, INC.

                                          By:     /s/ WILLIAM H. MINA
                                            ------------------------------------
                                                      William H. Mina
                                                  Senior Vice President --
                                                 Finance and Administration

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                        NAME                                        TITLE                    DATE
                        ----                                        -----                    ----

                 SAMUEL S. SIMONIAN*                   Chairman of the Board             June 1, 1999
-----------------------------------------------------
                 Samuel S. Simonian

                  ELIE S. AKILIAN*                     President, Chief Executive        June 1, 1999
-----------------------------------------------------    Officer and Director
                   Elie S. Akilian                       (Principal executive officer)

                 MARK A. WEINZIERL*                    Executive Vice President and      June 1, 1999
-----------------------------------------------------    Director (Principal financial
                  Mark A. Weinzierl                      officer)

                 /s/ WILLIAM H. MINA                   Senior Vice President -- Finance  June 1, 1999
-----------------------------------------------------    and Administration and
                   William H. Mina                       Director (Principal accounting
                                                         officer)


*By:     /s/ WILLIAM H. MINA
     -------------------------------
             William H. Mina
            Attorney-in-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                   DESCRIPTION
        -------                                   -----------
           1.1*           Form of U.S. Underwriting Agreement.
           1.2*           Form of International Underwriting Agreement.
           3.1*           Certificate of Incorporation.
           3.2            Bylaws.
           4.1*           Specimen Common Stock certificate.
           4.2*           See Exhibits 3.1 and 3.2 for provisions of the Certificate of Incorporation and Bylaws of the registrant defining the rights of holders of Common Stock.
           5.1*           Opinion of Brobeck, Phleger & Harrison LLP.
          10.1*           Lease dated as of May 1, 1996 by and among Pitman Partners,
                          Ltd., Rosewood Property Company and the registrant.
          10.2*           Loan Agreement dated as of June 26, 1997 by and between
                          NationsBank of Texas, N.A. and the registrant.
          10.3*           Inet Technologies, Inc. 1998 Stock Option/Stock Issuance
                          Plan.
          10.4*           Form of Indemnification Agreement between the registrant and each of its directors and executive officers.
          10.5*           Form of Registration Rights Agreement, dated as of July 17,
                          1998 by and among the registrant, Samuel S. Simonian, Elie
                          S. Akilian and Mark A. Weinzierl.
          10.6*           Renewal, Extension and First Amendment to Loan Agreement
                          entered into to be effective as of June 15, 1998 between the
                          Company and NationsBank, N.A.
          10.7*           Fourth Amendment to office lease dated as of July 15, 1998 by and among Pitman Partners, Ltd., Rosewood Property
                          Company and the registrant.
          10.8*           Assumption and Modification Agreement, dated effective as of
                          July 16, 1998, between the registrant and NationsBank, N.A.
          21.1*           Subsidiaries of the registrant.
          23.1*           Consent of Ernst & Young LLP.
          23.2*           Consent of Brobeck, Phleger & Harrison LLP (included in the opinion filed as Exhibit 5.1).
          24.1*           Power of attorney pursuant to which amendments to this
                          registration statement may be filed (included on the
                          signature page in Part II hereof).
          27.1*           Financial data schedule for the period ended June 30, 1998.
          27.2*           Financial data schedule for the period ended June 30, 1997.
          27.3*           Financial data schedule for the period ended December 31,
                          1997.
          27.4*           Financial data schedule for the period ended December 31,
                          1996.
          27.5*           Financial data schedule for the period ended December 31,
                          1995.
          27.6*           Financial data schedule for the period ended December 31,
                          1998.
          27.7*           Financial data schedule for the period ended March 31, 1999.
          27.8*           Financial data schedule for the period ended March 31, 1998.
          99.2*           Consent of James R. Adams.
          99.3*           Consent of Grant A. Dove.


---------------

* Previously filed.